Exhibit 10.7

JPMorgan Chase Bank, N.A.
3 Park Plaza, Suite 900
Irvine, CA 92614
Attention: Client Relationship Manager
Facsimile No: (949) 471-9872
February 15, 2022

iPower Inc.

2399 Bateman Ave.

Duarte, CA 91010

Attention: Chenlong Tan, CEO

Email: : law.t@meetipower.com

Cc: Michelman & Robinson, LLP

10880 Wilshire Blvd., 19th Floor

Los Angeles, CA 90024

Attn: Stephen Weiss and Mark Frimmel

Email: sweiss@mrllp.com and mfrimmel@mrllp.com

Re:       Consent to Acquisition

Ladies and Gentlemen:

Reference is hereby made to that certain Credit Agreement dated as of November 12, 2021, by and among the lenders identified on the signature pages of the Credit Agreement (each of such lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender”), JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders (“Agent”), iPower Inc., a Nevada corporation (the “Company” and together with any other Person that joins the Credit Agreement as a Borrower in accordance with the terms thereof, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), the other Loan Parties party thereto from time to time (as may be amended from time to time, the “Credit Agreement”). All initially capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Credit Agreement.

Borrowers have informed Agent and Lenders that (i) it intends to acquire all of the equity interests of Anivia Limited, a company duly established and validly existing under the laws of the British Virgin Islands, with its registered address at 2/F, Palm Grove House, P.O. Box 3340, Road Town, Tortola, British Virgin Islands (“Target”) for a purchase price of $12,000,000, which consists of (a) a promissory note in the aggregate principal amount of $3,500,000 in favor of the White Cherry Limited, an exempted company duly incorporated and validly existing under the laws of the British Virgin Islands (“Seller”), (b) a one-time payment of cash to Seller in the amount of $1,500,000 and (c) the issuance of the Company’s common stock to Seller in an amount equal to $7,000,000 (the “Acquisition”), and (ii) but for the Borrowers’ failure to (A) satisfy the Excess Availability required during the 30-day period immediately prior to the Acquisition set forth in clause (c)(i) of the definition of Payment Conditions and the related failure to deliver the financial calculations as required therein, (B) satisfy the conditions set forth in clauses (d), (l), (m) and (n) of the definition of Permitted Acquisition, (C) pledge 65% of its Equity Interests of the Target pursuant to Section 4.15 of the Credit Agreement, and (D) deliver a Subordination Agreement to Agent in respect of the Seller’s promissory note described in clause (i)(a) above (the “Seller Note”), the Acquisition would otherwise constitute a Permitted Acquisition under the Loan Agreement. Borrower has therefore requested Agent’s and Lenders’ prior written consent to the Acquisition.

Further, Events of Defaults have occurred under Section 5.01(d) of the Credit Agreement (“Existing Events of Defaults”), and are continuing as a result of Borrowers failure to deliver to Agent Compliance Certificates within thirty (30) days after the end of each fiscal month of the Company for the months ended on October 31, 2021, November, 30, 2021 and December, 31, 2021 (“Subject Compliance Certificates”). Borrowers have requested that the Lenders waive the Existing Events of Default.

Notwithstanding anything to the contrary contained in the Credit Agreement, Agent and Lenders hereby (i) consent to the Acquisition and (ii) waive the Existing Events of Defaults; provided, that, unless otherwise agreed to by Agent in writing:

(i)       each of the conditions for a Permitted Acquisition shall be satisfied in connection with the Acquisition, except for clause (d), (l), (m) and (n) of the definition thereof,

(ii)      each of the Payment Conditions applicable to a Permitted Acquisition shall be satisfied in connection with the Acquisition, except for clause (c)(i) of the definition thereof,

(iii)     within ten (10) Business Days of the consummation of the Acquisition, Borrowers shall (A) deliver an amendment to the Security Agreement, in the form of Exhibit I of the Security Agreement, whereby the Loan Parties shall pledge sixty-five percent (65%) of its Equity Interests in the Target, (B) deliver such certificates, powers, registrations and additional Loan Documents as are necessary to perfect Agent’s security interest in the Equity Interests of the Target, and to carry out fully the terms and conditions of Section 5.14 of the Credit Agreement and the Security Agreement, (C) deliver a fully executed Subordination Agreement by and among Agent, Borrowers and Seller, in form and substance satisfactory to the Agent, which agreement shall include restrictions on the payment of the Seller Note on terms satisfactory to Agent in its sole discretion, (D) an opinion letter delivered by counsel in the British Virgin Islands with respect to the enforceability of the Subordination Agreement against the Seller in such jurisdiction, in form and substance satisfactory to Agent, and (E) deliver updated schedules to the Credit Agreement and the Security Agreement reflecting, inter alia, the Acquisition, duly certified by an Authorized Person and in form and substance reasonably satisfactory to Agent,

(iv)    within ten (10) Business Days, Borrowers shall deliver the Subject Compliance Certificates duly executed and all business and financial information reasonably requested by Agent,

(v)     concurrently with the execution of this consent, receipt by Agent of a non-refundable $50,000 fee; and

(vi)    Borrowers shall maintain Excess Availability of at least $5,000,000, at all times, until each of the conditions set forth above are satisfied.

The obligation of Agent and Lenders to continue to make Loans (or otherwise extend credit under the Credit Agreement) is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions set forth above and the failure by Borrowers to perform or cause to be performed any of the aforementioned conditions within the prescribed time period shall constitute an immediate Event of Default under the Credit Agreement.

By the execution of this consent, Borrowers represent and warrant to Agent and Lenders as follows after giving effect to this consent and the transactions contemplated hereby, each of the representations and warranties contained in the Credit Agreement and the other Loan Documents is true and correct in all material respects on and as of the date hereof as if made on the date hereof (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date); and

This consent is limited precisely as written and shall not be deemed to be a consent to any other matter, or waiver or modification of any other term or condition of the Credit Agreement, or prejudice any right or remedy, except as set forth herein, which Agent and Lenders may now have or may have in the future under or in connection with the Credit Agreement.

The waiver set forth herein is a one-time waiver, is limited precisely as written and shall not be deemed to (i) be an amendment, waiver, consent, release or modification of any other term or condition of the Credit Agreement or any other Loan Document, or (ii) prejudice any right or remedy which any Lender may now or in the future have at law or in connection with the Credit Agreement or any other Loan Document.

This consent may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same agreement.

Please acknowledge your consent to and agreement to be bound by the foregoing terms and provisions by executing a counterpart where indicated below and forwarding the same to the undersigned as soon as possible. By its signature below, Borrower hereby certifies that each of the conditions for a Permitted Acquisition and each of Payment Conditions applicable to a Permitted Acquisition are satisfied in connection with the Acquisition, except for those conditions described in clause (i) and (ii) above.

Very truly yours,

JPMORGAN CHASE BANK, N.A.,

By: /s/ Philip Bosma
Name: Philip Bosma
Title: Vice President

CONSENTS TO ACQUISITION

IPOWER INC.,
a Nevada corporation

By: /s/ Kevin Vassily

Name: Kevin Vassily

Title: Chief Financial Officer

CONSENTS TO ACQUISITION